UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2022

NAMI CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-187007	61-1693116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
112 North Curry Street Carson City	89703
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (+603) 095158380

Registrant’s Fax Number, Including Area Code: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

EXPLANATORY NOTE

As previously reported, on September 8, 2022, Mr. Ong Tee Keat notified Nami Corp. (the “Company”) of his decision to step down as Chairman of the Board of Directors of the Company (the “Board”), remaining as a founder, advisor and non-executive member of the Company’s Board of Directors. Mr. Ong Tee Keat’s decision to step down as Chairman was not related to any disagreement with the Company on any matter relating to its operations, policies or practices. Mr. Tan Sri Aziz Abdul Hj Jaafar, has been appointed by the Board of Directors as its new Chairman effective on October 1, 2022.

In the initial 8-K, we indicated that Mr. Ong Tee Keat would also step down from his office as a member of the Board. We are correcting the statement that Mr Ong Tee Keat remains a director of the Company.

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAMI CORP.

Date: September 19, 2022	By:	/s/ Calvin Chin
Name: Calvin Chin
Title: Chief Executive Officer

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